UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 14, 2023

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the disclosure in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patrick White Separation Agreement

On March 14, 2023, VerifyMe, Inc. (“we,” “our,” “us,” or the “Company”) and Patrick White agreed that Mr. White would resign as Chief Executive Officer of the Company. Effective as of March 15, 2023, the Company and Mr. White entered into a Separation Agreement and Release of all Claims (the “Agreement”) whereby Mr. White voluntarily elected to resign as Chief Executive Officer and as a director of the Company, and from any position held with the Company’s subsidiaries, including PeriShip Global, LLC (“PeriShip Global”), effective March 14, 2023 (the “Separation Date”). Pursuant to the Agreement, the Company Agreed to pay Mr. White his salary through the Separation Date and severance payments totaling $158,866.67, or the equivalent of six and a half months of Mr. White base salary and six months of health care benefit supplement payments, to be paid through September 30, 2023. In addition, the Company awarded Mr. White 111,364 restricted stock units, with a grant date value equal to 70% of his annual base salary, each such unit representing the contingent right to receive one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to the terms of the Company’s 2020 Equity Incentive Plan (the “Plan”). These restricted stock units, except as otherwise provided in the award agreement, vest within three years in equal tranches provided the Company’s stock price exceeds $2.75 and $3.75 per share for twenty consecutive trading days. In connection with the grant of the restricted stock units Mr. White forfeited his outstanding award of restricted stock units granted pursuant to a Restricted Stock Unit Award Agreement dated February 26, 2022.

Pursuant to the Agreement, Mr. White’s employment agreement entered into as of February 25, 2022, was terminated on March 14, 2023, with certain covenants in the employment agreement relating to the ownership of intellectual property, confidential information, non-solicitation and non-competition surviving its termination. The Agreement also includes customary representations, warranties for agreements of its type.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is included as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Scott Greenberg Appointment

Effective as of March 15, 2023, the Board appointed Scott Greenberg, the Company’s executive chairman of the Board, as Interim Chief Executive Officer. In connection with his appointment as Interim Chief Executive Officer the Company awarded Mr. Greenberg 56,819 restricted stock units, with a grant date value equal to $100,000, each such unit representing the contingent right to receive one share of the Common Stock, subject to the terms of the Plan. These restricted stock units, except as otherwise provided in the award agreement, vest within three years in equal tranches provided the Company’s stock price exceeds $2.75 and $3.75 per share for twenty consecutive trading days. Mr. Greenberg, age 66, has served as one of our directors since 2019. He served as the Chairman of the Board of Directors of GP Strategies Corporation (NYSE:GPX) from August 2018 until October 2021 when it was acquired by Learning Technologies Group. He previously served as Chief Executive Officer of GP Strategies from April 2005 until July 2020. He was also the President of GP Strategies from 2001 to 2006, Chief Financial Officer from 1989 until 2005, Executive Vice President from 1998 to 2001, Vice President from 1985 to 1998, and held various other positions with GP Strategies since 1981. Mr. Greenberg was also a Director of Wright Investors’ Service Holdings, Inc. (OTCMKT:WISH), formerly National Patent Development Corporation, from 2004 to 2015.

Mr. Greenberg does not have any family relationship with any of the Company's executive officers or members of the Company's Board of Directors. Other than as disclosed herein, there are no arrangements or understandings between Mr. Greenberg and any other person pursuant to which he was appointed an executive officer of the Company.

Mr. Greenberg participated in a transaction pursuant to Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year. As previously reported on April 18, 2022 on a Current Report on Form 8-K, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Purchasers identified therein (the “Purchasers”) on April 12, 2022 providing for the issuance and sale to the Purchasers of an aggregate of 880,208 shares of our Common Stock the, a pre-funded warrant to purchase up to 675,000 shares of our Common Stock and warrants to purchase up to 1,555,208 shares of Common Stock for gross proceeds to the Company of approximately $5.0 million. The Pre-Funded Warrant is exercisable immediately and shall terminate when fully exercised and has an exercise price of $0.001. The Common Warrants will be exercisable for a period of five years commencing six months from the date of issuance and have an exercise price of $3.215 per share. Both the Common Warrants and Pre-Funded Warrant contain price adjustment provisions which may, under certain circumstances, reduce the applicable exercise price. We closed this transaction on April 14, 2022. In connection with this transaction, the Company paid the placement agent, Maxim Group LLC, a cash fee of approximately $340,000 at closing. Four of the Company’s directors, including Scott Greenberg, directly or through their affiliates, participated in the offering as Purchasers and acquired an aggregate of 93,312 Common Shares and 93,312 Common Warrants.

In connection with the Securities Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the Registration Rights Agreement, we are required to file a registration statement (the “Registration Statement”) within 75 calendar days after the closing of the sale of the Securities. Our failure to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject us to monetary penalties.

Keith Goldstein Base Salary Increase

Effective as of March 15, 2023, the Company increased our President and Chief Operating Officer Keith Goldstein’s annual base salary to $255,000.

Item 8.01	Other Events.

On March 16, 2023, we issued a press release and announced Mr. White’s resignation and that Mr. Greenberg will perform the duties of Chief Executive Officer until a new Chief Executive Officer is appointed. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	VerifyMe, Inc. Press release dated March 16, 2023
10.1*	Separation Agreement and Release of all Claims between the Company and Patrick White dated March 14, 2023
10.2	Restricted Stock Unit Award Agreement between the Company and Patrick White dated March 15, 2023
10.3	Restricted Stock Unit Award Agreement between the Company and Scott Greenberg dated March 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: March 20, 2023	By:	/s/ Margaret Gezerlis
Margaret Gezerlis Executive Vice President and Chief Financial Officer